                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); Form S-3 (333-10383
and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our reports as of the dates indicated below pertaining to the related financial statements of U.S. Office Products Company which appear in this Current Report on Form 8-K of U.S. Office Products Company.

                     COMPANY                                         DATE
-------------------------------------------------  ----------------------------------------
U.S. Office Products Company Consolidated          June 6, 1997, except as to the first
  Financial Statements                             paragraph of Note 4, which is as of
                                                   October 25, 1997, and the first
                                                   paragraph of Note 14, which is as of
                                                   November 6, 1997.

U.S. Office Products Company Supplemental          June 6, 1997, except as to the first
  Consolidated Financial Statements                paragraph of Note 5, which is as of
                                                   October 25, 1997, the first paragraph of
                                                   Note 15, which is as of November 6, 1997
                                                   and Note 1, which is as of November 20,
                                                   1997.

/s/ PRICE WATERHOUSE LLP
------------------------------
Price Waterhouse LLP
PRICE WATERHOUSE LLP
Minneapolis, Minnesota
December 23, 1997